As filed with the Securities and Exchange Commission on January 12, 2005	Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GEORGIA TRUST BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Georgia (State or other jurisdiction of incorporation or organization)	34-1985578 (I.R.S. Employer Identification No.)

J. Michael Allen
3570 Financial Center Way, Suite 2
Buford, Georgia 30519
(770) 614-7644
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_________________________________

With copies to:

Thomas O. Powell, Esq.
Troutman Sanders LLP
600 Peachtree Street, N.E., Suite 5200
Atlanta, Georgia 30308-2216

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [x] 333-116852

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class		Proposed Maximum	Proposed Maximum
of Securities to be		Aggregate Price Per	Aggregate Offering	Amount of
Registered	Amount to be Registered	Unit	Price	Registration Fee(1)

Warrants to purchase Common Stock	19,000	N/A(1)	N/A(1)	N/A(1)

Common Stock Par Value $1.00 issuable upon exercise of the Warrants	19,000	$10.00(2)	$190,000	$22.363(3)

(1) Because no separate consideration will be paid for the warrants, the registration fee is included in the fee for the common stock previously registered on Registration No. 333-116852.

(2) Represents the exercise price per share for each warrant.

(3) Calculated in accordance with Rule 457(i) under the Securities Act.

TABLE OF CONTENTS

SIGNATURES
INDEX TO EXHIBITS
Opinion of Troutman Sanders LLP
Consent of Mauldin & Jenkins LLC

EXPLANATORY NOTE

     J. Michael Allen, Myron L. Cantrell and Marvin Tibbetts, III, three of the organizers of Georgia Trust Bancshares, Inc. (the “Company”) intend to purchase an additional 5,000, 10,000 and 4,000 shares, respectively, of the common stock, par value $1.00 per share (the “Common Stock”) of the Company. In recognition of the financial risks undertaken by the Company’s organizers, the Company has agreed to provide organizers with one warrant for each share of Common Stock that the organizer purchases in the Company’s offering. This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, solely to register the warrants and the additional shares of Common Stock issuable upon conversion of the warrants that these organizers will receive in connection with their purchase of the additional shares of Common Stock.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The contents of the Registration Statement on Form SB-2 (Reg. No. 333-116852) originally filed by the Company with the Securities and Exchange Commission (the “Commission”) on June 25, 2004, as amended by Amendment No. 1 and Amendment No. 2 filed with the Commission on September 17, 2004 and October 5, 2004, respectively, and declared effective by the Commission on October 13, 2004, including the exhibits thereto and each of the documents incorporated by reference therein, are incorporated by reference into this Registration Statement.

 2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buford, State of Georgia, on January 12, 2005.

GEORGIA TRUST BANCSHARES, INC. (Registrant)
By:	/s/ J. Michael Allen
J. Michael Allen
President and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ J. Michael Allen J. Michael Allen, President and Chief Executive Officer (Principal Executive Officer)	Date:	January 12, 2005
/s/ J. Dave DeVenny J. Dave DeVenny, Secretary and Chief Financial Officer (Principal Financial and Accounting Officer)	Date:	January 12, 2005
/s/ Ronald D. Adamson Ronald D. Adamson, Director	Date:	January 12, 2005
/s/ Myron L. Cantrell Myron L. Cantrell, Director	Date:	January 12, 2005
/s/ Michael L. Jordan Michael L. Jordan, Director	Date:	January 12, 2005
/s/ Charles D. Robinson Charles D. Robinson, Director	Date:	January 12, 2005
/s/ William E. Smith William E. Smith, Director	Date:	January 12, 2005
/s/ Marvin Tibbetts, III Marvin Tibbetts, III, Director	Date:	January 12, 2005
/s/ James J. Tidwell James J. Tidwell, Director	Date:	January 12, 2005
/s/ Michael E. Townsend Michael E. Townsend, Director	Date:	January 12, 2005

3

INDEX TO EXHIBITS

Exhibit Number	Document Description
5.1	Opinion of Troutman Sanders LLP
23.1	Consent of Troutman Sanders LLP (included in Exhibit 5.1)
23.2	Consent of Mauldin & Jenkins LLC

4